Exhibit 23.1

Report on Financial Statement Schedule and

Consent of Independent Registered Public Accounting Firm

The Board of Directors

TriQuint Semiconductor, Inc.:

Under date of March 14, 2006, we reported on the consolidated balance sheets of TriQuint Semiconductor, Inc. and subsidiaries as of December 31, 2005 and 2004 and the related consolidated statement of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005 as contained in the annual report on Form 10-K for the year 2005. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule as contained in the annual report on Form 10-K for the year 2005. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the registration statement (Nos. 33-75464, 333-02166, 333-08893, 333-08891, 333-31585, 333-36112, 333-39732, 333-48883, 333-66707, 333-74617, 333-81245, 333-81273, 333-39730, 333-61582, 333-65850, 333-89242, 333-102085, 333-105701, 333-115809, 333-120407 and 333-125269) on Form S-8 of our reports dated March 14, 2006, with respect to the consolidated balance sheets of TriQuint Semiconductor, Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of TriQuint Semiconductor, Inc.

/s/ KPMG LLP

Portland, Oregon

March 14, 2006